Filed Pursuant to Rule 424(b)(5)
Registration No. 333-226052

The information contained in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we and the selling stockholders are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 5, 2019

Preliminary Prospectus Supplement

(To Prospectus Dated July 27, 2018)

385,539 Shares

Common Stock

We are offering 250,000 shares of our common stock and the selling stockholders identified in this prospectus supplement are offering 135,539 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SSTI.” On March 4, 2019, the last reported sale price of our common stock was $47.31 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are eligible for reduced public company disclosure requirements. See “Prospectus Supplement Summary—Corporate Information.”

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement.

The underwriter has agreed to purchase our common stock from us and the selling stockholders at a price of $            per share, which will result in $            of net proceeds to us before expenses and $            of net proceeds to the selling stockholders. The underwriter may offer the shares of our common stock from time to time for sale in one or more transactions on The Nasdaq Capital Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We have granted the underwriter an option to purchase up to 57,830 additional shares of our common stock from us at a price of $             per share within 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares to purchasers against payment on or about March     , 2019 through the book-entry facilities of The Depository Trust Company.

JMP Securities

Prospectus Supplement dated             , 2019

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333- 226052) that was declared effective by the Securities and Exchange Commission, or the SEC, on July 27, 2018. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus, which provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We, the selling stockholders and the underwriter have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We, the selling stockholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and “Incorporation by Reference” in the accompanying prospectus.

Unless otherwise indicated, information contained in this prospectus supplement or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 4, 2019, which is incorporated by reference herein. These and other important factors could cause our future performance to differ materially from our assumptions and estimates.

S-ii

We, the selling stockholders and the underwriter are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, this offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “ShotSpotter,” “the company,” “we,” “us,” “our” and similar references refer to ShotSpotter, Inc., a Delaware corporation, and its consolidated subsidiary.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the factors described under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Company Overview

We provide precision-policing and security solutions for law enforcement and security personnel to help deter gun violence and make cities, campuses and facilities safer. Our flagship public safety solution, ShotSpotter Flex, is the leading outdoor gunshot detection, location and alert system. Our newly-acquired patrol management software, ShotSpotter Missions (formerly HunchLab), creates crime forecasts designed to enable more precise and effective use of patrol resources to deter crime. Our security solutions, ShotSpotter SecureCampus and ShotSpotter SiteSecure, are designed to help law enforcement and security personnel serving universities, corporate campuses and key infrastructure or transportation centers mitigate risk and enhance security by notifying authorities of a potential outdoor gunfire incident, saving critical minutes for first responders to arrive. Our gunshot detection solutions are trusted by 100 cities as of December 31, 2018.

Our gunshot detection solutions consist of highly-specialized, cloud-based software integrated with proprietary, internet-enabled sensors designed to detect outdoor gunfire. The speed and accuracy of our gunfire alerts enable law enforcement and security personnel to reduce their response times to shooting events, which can increase the chances of apprehending the shooter, providing timely aid to victims, and identifying witnesses before they scatter, as well as aid in evidentiary collection and serve as an overall deterrent. When a potential gunfire incident is detected by our sensors, our system applies machine learning combined with a human review to analyze and validate the incident and precisely locate where the incident occurred. An alert containing a location on a map and critical information about the incident is transmitted directly to subscribing law enforcement or security personnel through any internet-connected computer and to iPhone or Android mobile devices.

Our software transmits validated gunfire data along with a recorded digital file of the triggering sound to our Incident Review Center (“IRC”), where our trained acoustic experts are on duty 24 hours a day, seven days a week, 365 days a year to screen and confirm actual gunfire incidents. Our acoustic experts can supplement alerts with additional tactical information, such as the potential presence of multiple shooters or the use of high-capacity weapons. Gunshot incidents reviewed by our IRC result in alerts typically sent within 45 to 60 seconds of the gunfire incident.

We generate annual subscription revenues from the deployment of ShotSpotter Flex on a per-square-mile basis. Our security solutions, ShotSpotter SecureCampus and ShotSpotter SiteSecure, are typically sold on a subscription basis, each with a customized deployment plan. Our ShotSpotter Missions solution pricing is under development, but will also be subscription based. As of December 31, 2018, we had ShotSpotter Flex, ShotSpotter SecureCampus and ShotSpotter SiteSecure coverage areas under contract of approximately 670 square miles, of which 648 square miles had gone live as of December 31, 2018. These coverage areas included 100 cities and 10 campuses/sites across the United States and in South Africa, including three of the ten largest cities in the United States. For the year ended December 31, 2018, substantially all of our revenues are attributable to customers based in the United States.

We are a mission-driven organization focused on earning the trust of law enforcement to help them provide equal protection to all and strengthen the police-community relationship, ultimately reducing gun violence. Our inspiration comes from our principal founder, Dr. Bob Showen, who believes that the highest and best use of technology is to promote social good. We are committed to developing comprehensive, respectful and engaged partnerships with law enforcement agencies, elected officials and communities focused on making a positive difference in our society.

Corporate Information

We were formed as ShotSpotter, Inc., a California corporation, in 2001 and reincorporated as ShotSpotter, Inc., a Delaware corporation, in 2004. We run our operations through ShotSpotter, Inc. as well as through ShotSpotter (Pty) Ltd., our wholly-owned subsidiary based in South Africa. We also do business as “SST” pursuant to a registered trade name. We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, and therefore we are subject to reduced public company reporting requirements.

Our principal executive offices are located at 7979 Gateway Boulevard, Suite 210, Newark, California 94560 and our telephone number is (510) 794-3100. Our website address is www.shotspotter.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to invest in our common stock. Our internet address is included in this prospectus as an inactive textual reference only.

ShotSpotter, the ShotSpotter logo, ShotSpotter Missions, ShotSpotter Flex, ShotSpotter SecureCampus, ShotSpotter SiteSecure, and other trade names, trademarks or service marks of ShotSpotter appearing in this prospectus are the property of ShotSpotter, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

The Offering

Common stock offered by us	250,000 shares, plus up to 57,830 additional shares if the underwriter exercises its option to purchase additional shares in full.

Common stock offered by the selling stockholders	135,539 shares.

Common stock to be outstanding after the offering	11,140,114 shares, or 11,197,944 shares if the underwriter exercises in full its option to purchase additional shares from us.

Option to purchase additional shares	The underwriter has an option to purchase up to 57,830 additional shares from us. The underwriter can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds	We currently intend to use the net proceeds from the shares we sell in this offering for capital expenditures, working capital and general corporate purposes. We will not receive any proceeds from the sale of shares by the selling stockholders. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-4 for a discussion of factors to consider carefully before deciding to invest in our common stock.

The Nasdaq Capital Market Symbol	Our shares are listed on The Nasdaq Capital Market under the symbol “SSTI.”

The number of shares of common stock to be outstanding after this offering is based on 10,864,722 shares of common stock outstanding as of December 31, 2018, plus an aggregate of 25,392 shares of common stock to be sold by certain selling stockholders, which shares were issued on March 5, 2019 upon the vesting of such selling stockholders’ restricted stock units, or RSUs, included in the third bullet below, but otherwise excludes:

•	163,713 shares of common stock underlying warrants outstanding as of December 31, 2018, at a weighted-average exercise price of $7.86 per share;

•	820,186 shares of common stock underlying options outstanding as of December 31, 2018, at a weighted-average exercise price of $8.44 per share;

•	110,764 shares of common stock issuable upon the vesting of RSUs outstanding as of December 31, 2018;

•

1,791,660 shares of common stock available for future grant under our 2017 Equity Incentive Plan, or the 2017 Plan, as of December 31, 2018, after taking into account the evergreen increase effected on January 1, 2019 in accordance with the 2017 Plan, as well as any future increases in the number of shares of common stock reserved for issuance under the 2017 Plan; and

•

382,262 shares of common stock reserved for issuance under our 2017 Employee Stock Purchase Plan, or the ESPP, after taking into account the evergreen increase effected on January 1, 2019 in accordance with the ESPP, as well as any future increases in the number of shares of common stock reserved for issuance under the ESPP.

Unless we specifically state otherwise, the information in this prospectus supplement assumes that the underwriter does not exercise its option to purchase additional shares of common stock from us.

RISK FACTORS

Investing in our common stock involves risks. Before making an investment decision, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 4, 2019, and in our other filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with the other information in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. The risks described below, or incorporated by reference herein, are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

If you purchase shares of common stock in this offering, you will experience immediate dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Purchasers of our common stock in this offering will pay a price per share in this offering that exceeds the net tangible book value per share of our common stock. If you purchase shares of our common stock in this offering at an assumed public offering price of $                per share, you will experience immediate dilution of $                per share, representing the difference between the assumed public offering price and our as adjusted net tangible book value per share as of December 31, 2018, after giving effect to this offering. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase common stock in this offering.

In addition, we have a significant number of stock options, warrants and RSUs outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares have been or may be issued, you may experience further dilution.

You may experience further dilution if we issue additional equity securities in future fundraising transactions.

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry and involve known and unknown risks, uncertainties and other factors that may cause our company’s or our industry’s results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in, or contemplated by, the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to continue to increase revenues, secure customer renewals and expand coverage areas of existing public safety customers;

•	our ability to continue to add new customers for our public safety and security solutions;

•	our ability to grow both domestically and internationally;

•	our ability to effectively manage or sustain our growth;

•	our ability to maintain, increase or strengthen awareness of our solutions;

•	our ability to achieve and maintain service level agreement standards (SLAs) in our customer contracts;

•	future revenues, hiring plans, expenses, capital expenditures, capital requirements and stock performance;

•	our ability to service outstanding debt, if any, and satisfy covenants associated with outstanding debt facilities;

•	our ability to attract and retain qualified employees and key personnel and further expand our overall headcount;

•	our ability to comply with new or modified laws and regulations that currently apply or become applicable to our business both in the United States and internationally; and

•	our ability to maintain, protect and enhance our intellectual property.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and in any free writing prospectuses we may authorize for use in connection with this offering. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement and accompanying prospectus together with the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 250,000 shares of common stock we are offering will be approximately $                million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises in full its option to purchase 57,830 additional shares, we estimate that the net proceeds to us will be approximately $                million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. However, we have agreed to pay certain expenses incurred by the selling stockholders in connection with this offering.

We will retain broad discretion over the use of the net proceeds from this offering. We currently intend to use the net proceeds from the shares we sell in this offering for capital expenditures, working capital and general corporate purposes. We may also use a portion of such net proceeds for acquisitions or strategic investments in complementary businesses or technologies, although we do not currently have any plans for any such acquisitions or investments. We have not allocated specific amounts of net proceeds for any of these purposes.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, any unforeseen delays or cash needs. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our common stock. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to applicable laws, and will depend on then existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

DILUTION

Our net tangible book value as of December 31, 2018, was approximately $15.5 million, or $1.43 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2018. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering, and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale by us of 250,000 shares of our common stock at the assumed public offering price of $                per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of December 31, 2018, would have been $                million, or $                per share of common stock. This represents an immediate increase in the net tangible book value of $                per share to our existing stockholders and an immediate dilution in net tangible book value of $                per share to new investors. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$
Net tangible book value per share as of December 31, 2018	$1.43
Increase in net tangible book value per share attributable to investors purchasing our common stock in this offering

As adjusted net tangible book value per share after this offering
Dilution per share to investors purchasing our common stock in this offering		$

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of the underwriter’s option to purchase up to 57,830 additional shares of common stock from us within 30 days of the date of this prospectus supplement or the exercise of other outstanding options and warrants having a per share exercise price less than the assumed public offering price per share in this offering. If the underwriter exercises in full its option to purchase additional shares, our net tangible book value on December 31, 2018, after giving effect to this offering, would have been approximately $                million, or approximately $                per share, representing an immediate dilution of $                per share to new investors.

The number of shares of common stock to be outstanding after this offering is based on 10,864,722 shares of common stock outstanding as of December 31, 2018, plus an aggregate of 25,392 shares of common stock to be sold by certain selling stockholders, which shares were issued on March 5, 2019 upon the vesting of such selling stockholders’ RSUs included in the third bullet below, but otherwise excludes:

•	163,713 shares of common stock underlying warrants outstanding as of December 31, 2018, at a weighted-average exercise price of $7.86 per share;

•	820,186 shares of common stock underlying options outstanding as of December 31, 2018, at a weighted-average exercise price of $8.44 per share;

•	110,764 shares of common stock issuable upon the vesting of RSUs outstanding as of December 31, 2018;

•	1,791,660 shares of common stock available for future grant under the 2017 Plan as of December 31, 2018, after taking into account the evergreen increase effected on January 1, 2019 in accordance with the 2017 Plan, as well as any future increases in the number of shares of our common stock reserved for issuance under the 2017 Plan; and

•

382,262 shares of our common stock reserved for issuance under the ESPP, after taking into account the evergreen increase effected on January 1, 2019 in accordance with the ESPP, as well as any future increases in the number of shares of our common stock reserved for issuance under the ESPP.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, or to the extent that any outstanding options are exercised, new options or shares of restricted stock are issued under the 2017 Plan, new shares are issued under the ESPP or we otherwise issue additional shares of common stock in the future at a price less than the assumed public offering price, the issuance of such securities could result in further dilution to our stockholders.

SELLING STOCKHOLDERS

The selling stockholders are certain of our directors and executive officers, as well as former holders of our preferred stock and current holders of our common stock originally acquired through several private placements consummated prior to the completion of our initial public offering in June 2017. The purchasers in these private placements included entities affiliated with Lauder Partners LLC, which are affiliated with Gary M. Lauder, a former member of our board of directors. All shares of preferred stock converted into shares of common stock in connection with our initial public offering.

We are party to an investors’ rights agreement with certain of our stockholders, including entities affiliated with Mr. Lauder and Pascal Levensohn, a member of our board of directors, which provides such stockholders with certain rights with respect to the registration of shares of common stock held by them under the Securities Act. Additional information regarding such registration rights is contained in the accompanying prospectus under the heading “Description of Capital Stock—Registration Rights.”

Except for the ownership of the shares of common stock that may be offered and sold by the selling stockholders in this offering, the participation in the transactions described above, the investors’ rights agreement and the relationships listed below, the selling stockholders have not had any material relationship with us or our affiliates within the past three years:

•

Paul S. Ames is our Senior Vice President of Products and Technology; Gary T. Bunyard is our Senior Vice President of Public Safety Solutions; Ralph A. Clark is our President, Chief Executive Officer and Director; Joseph O. Hawkins is our Senior Vice President, Operations; Alan R. Stewart is our Chief Financial Officer; and Michael Will is our Vice President, Customer Support;

•	Mr. Levensohn and Marc Morial are members of our board of directors; and

•	Mr. Lauder, the General Partner of Lauder Partners LLC, is a former member of our board of directors.

The table below, including the footnotes, sets forth the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders based on information provided to us by the selling stockholders. Generally, a person “beneficially owns” shares of common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percent of shares beneficially owned prior to this offering is based on 10,864,722 shares of common stock issued and outstanding as of December 31, 2018. The percent of shares beneficially owned by the selling stockholders after this offering assumes the sale of 250,000 shares of common stock by us. Except as otherwise noted below, the address for the persons listed in the table is c/o ShotSpotter, Inc., 7979 Gateway Blvd., Suite 210, Newark, California 94560.

	Shares Beneficially Owned Prior To This Offering		Number of Shares To Be Sold	Shares Beneficially Owned After This Offering
Name of Selling Stockholder	Shares	Percentage		Shares	Percentage
Entities affiliated with Lauder Partners LLC(1)	2,327,254	21.4%	43,000	2,284,254	20.5%
Paul S. Ames(2)	31,181	*	4,265	26,916	*
Gary T. Bunyard(3)	20,824	*	4,270	16,554	*
Ralph A. Clark(4)	575,425	5.3%	50,000	525,425	4.7%
Joseph O. Hawkins(5)	39,177	*	4,265	34,912	*
Pascal Levensohn(6)	33,893	*	10,000	23,893	*
Marc Morial(7)	17,956	*	2,540	15,416	*
Alan R. Stewart(8)	46,625	*	14,000	32,625	*
Michael Will(9)	18,234	*	3,199	15,035	*

*	Less than one percent.

(1)

Consists of (i) 1,147,529 shares of common stock held by The Gary M. Lauder Revocable Trust and (ii) 1,179,725 shares of common stock held by Lauder Partners LLC. Mr. Lauder is a Trustee of The Gary M. Lauder Revocable Trust and the General Partner of Lauder Partners LLC. The address for The Gary M. Lauder Revocable Trust and Lauder Partners LLC is 40th Floor, 767 Fifth Ave., New York, NY 10153.

(2)

Consists of (i) 20,940 shares of common stock held directly by Sophie and Paul Ames, (ii) 5,976 shares of common stock issuable under outstanding stock options exercisable within 60 days of December 31, 2018 and (iii) 4,265 shares of common stock expected to issue upon the settlement of RSUs within 60 days of December 31, 2018.

(3)

Consists of (i) 2,138 shares of common stock held directly by Mr. Bunyard, (ii) 16,554 shares of common stock issuable under outstanding stock options exercisable within 60 days of December 31, 2018 and (iii) 2,132 shares of common stock expected to issue upon the settlement of RSUs within 60 days of December 31, 2018.

(4)

Consists of (i) 421,681 shares of common stock held directly by Mr. Clark, (ii) 145,213 shares of common stock issuable under outstanding stock options exercisable within 60 days of December 31, 2018 and (iii) 8,531 shares of common stock expected to issue upon the settlement of RSUs within 60 days of December 31, 2018.

(5)

Consists of (i) 15,022 shares of common stock held directly by Mr. Hawkins, (ii) 19,890 shares of common stock issuable under outstanding stock options exercisable within 60 days of December 31, 2018 and (iii) 4,265 shares of common stock expected to issue upon the settlement of RSUs within 60 days of December 31, 2018.

(6)

Consists of (i) 13,214 shares of common stock held by the Pascal Levensohn Revocable Trust, (ii) 226 shares of common stock held by Levensohn Venture Partners, LLC, (iii) 19,473 shares of common stock held directly by Mr. Levensohn and (iv) 980 shares of common stock issuable to Mr. Levensohn under outstanding stock options exercisable within 60 days of December 31, 2018. Mr. Levensohn holds voting and dispositive power for the shares held by the Pascal Levensohn Revocable Trust and Levensohn Venture Partners, LLC and disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The address for the Pascal Levensohn Revocable Trust fand Levensohn Venture Partners, LLC is 1971 Vallejo Street, Saint Helena, CA 94574.

(7)	Consists of (i) 8,152 shares of common stock held directly by Mr. Morial and (ii) 9,804 shares of common stock issuable under outstanding stock options exercisable within 60 days of December 31, 2018.
(8)

Consists of (i) 36,076 shares of common stock held directly by Mr. Stewart, (ii) 4,151 shares of common stock issuable under outstanding stock options exercisable within 60 days of December 31, 2018 and (iii) 6,398 shares of common stock expected to issue upon the settlement of RSUs within 60 days of December 31, 2018.

(9)

Consists of (i) 4,022 shares of common stock held directly by Mr. Will, (ii) 11,013 shares of common stock issuable under outstanding stock options exercisable within 60 days of December 31, 2018 and (iii) 3,199 shares of common stock expected to issue upon the settlement of RSUs within 60 days of December 31, 2018.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock issued pursuant to this offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income or the alternative minimum tax, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, all as in effect on the date of this prospectus. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our common stock pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to an individual holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;

•	partnerships or other pass-through entities (and investors therein);

•	“controlled foreign corporations”;

•	“passive foreign investment companies”;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans;

•	persons subject to special tax accounting rules under Section 451(b) of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons that own or have owned, actually or constructively, more than 5% of our common stock;

•	persons who have elected to mark securities to market; and

•	persons holding our common stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS. IN ADDITION, SIGNIFICANT CHANGES IN U.S. FEDERAL TAX LAWS WERE RECENTLY ENACTED. PROSPECTIVE INVESTORS SHOULD ALSO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source;

•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Stock

If we distribute cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our common stock, but not below zero. Any excess amount distributed will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under “—Gain On Disposition of Our Common Stock” below.

Subject to the discussion below regarding effectively connected income, backup withholding and FATCA (as defined below), dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our withholding agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our withholding agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our withholding agent, either directly or through other intermediaries.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment or fixed base in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.

However, any such effectively connected dividends paid on our common stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our common stock, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock, and our common stock is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and we do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules. Gain described in the third bullet point above will generally be subject to U.S. federal income tax in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to any provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of dividends on our common stock paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

Sections 1471 through 1474 of the Code, which are commonly referred to as FATCA, impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our common stock. Subject to recently proposed Treasury Regulations, FATCA will also apply to gross proceeds from sales or other dispositions of our common stock after December 31, 2018.

The Treasury Department has recently proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to gross proceeds from a disposition of our common stock. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

UNDERWRITING

JMP Securities LLC is the underwriter. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriter, we and the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us and the selling stockholders, an aggregate of 385,539 shares of common stock at a price of $                per share.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent and that the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the option described below.

We and the selling stockholders have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 57,830 additional shares of common stock at $                per share. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are subject to this offering.

The underwriter is purchasing the shares of common stock from us and the selling stockholders at a price of $                per share, representing (1) approximately $                aggregate proceeds to us (assuming no exercise of the option to purchase additional shares granted to the underwriter, and $                 assuming full exercise of the option to purchase additional shares granted to the underwriter), before we deduct our out-of-pocket expenses of approximately $625,000, and (2) approximately $                aggregate proceeds to the selling stockholders. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on The Nasdaq Capital Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

The expenses of this offering are estimated at $625,000 and are payable by us. We have agreed to reimburse the underwriter for certain fees and expenses in connection with this offering, including the fees and disbursements of counsel to the underwriter, up to an amount not to exceed $100,000.

Discretionary Accounts. The underwriter does not intend to confirm sales of the shares to any accounts over which it has discretionary authority.

Stabilization. In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress.

•

Overallotment transactions involve sales by the underwriter of shares of common stock in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the option. In a naked short position, the number of shares involved is greater than the number of shares in the option. The underwriter may close out any short position by exercising its option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of the option. If the underwriter sells more shares than could be covered by exercise of the option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in this offering.

•

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. None of we, the selling stockholders or the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, we and our executive officers, directors and certain of our other stockholders, have agreed, subject to certain exceptions, not to, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of, or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, or engage in any short selling of, or make any demand or request for or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exercisable or exchangeable for any common stock without the prior written consent of the underwriter for a period of 90 days after the date of the pricing of this offering.

This lock-up provision applies to common stock, including common stock beneficially owned in accordance with the Securities Act, and to securities convertible into or exercisable or exchangeable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit us, among other things and subject to restrictions, to issue common stock upon exercise of outstanding options or warrants. The exceptions permit parties to the lock-up agreements, among other things and subject to restrictions, to: (a) make certain bona fide gifts; (b) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the party, if such transfer is not for value; (c) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or other bona fide transfer of all or substantially all of the party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the “lock-up” agreement; and (d) participate in a bona fide third-party tender offer, merger, consolidation or other similar transactions made to all holders of common stock involving the acquisition of a majority of the total voting power of the voting stock of our company. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.

The underwriter, in its sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

Selling Restrictions

Canada. Our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom. The underwriter has represented and agreed that:

•

it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•	it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area (the “EEA”) which has implemented the European Prospectus Directive (each, a “Relevant Member State”), an offer of our shares may not be made to the public in a Relevant Member State other than:

•	to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;

•

to fewer 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer, or;

•	in any other circumstances falling within Article 3(2) of the European Prospectus Directive,

provided that no such offer of our shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and with us that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the European Prospectus Directive.

In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the European Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer or any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this description, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression “European Prospectus Directive” means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

Israel. In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the

35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriter and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriter, is authorized to make any further offer of shares on our behalf or on behalf of the underwriter.

Electronic Offer, Sale and Distribution of Shares. A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. The underwriter and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

LEGAL MATTERS

Cooley LLP will pass upon the validity of the common stock offered hereby. Goodwin Procter LLP will pass upon the validity of the common stock offered hereby for the underwriter.

EXPERTS

The consolidated financial statements of ShotSpotter, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the reports of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement and the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement and the accompanying prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus are a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38107), excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 4, 2019; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 2, 2017, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all other documents and reports we file after the date of this prospectus supplement and prior to completion of all offerings of the particular securities covered by this prospectus supplement (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

ShotSpotter, Inc.

7979 Gateway Blvd., Suite 210

Newark, CA 94560

(650) 794-3100

Attn: Corporate Secretary

PROSPECTUS

$50,000,000.00

Common Stock

Preferred Stock

Debt Securities

Warrants

and

3,273,847 Shares of

Common Stock

Offered by Selling Stockholders

From time to time, we may offer up to $50,000,000.00 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

In addition, selling stockholders to be named in the applicable prospectus supplement may offer and sell up to an aggregate of 3,273,847 shares of our common stock, from time to time, on the terms described in this prospectus or in an applicable prospectus supplement. We will not receive any of the proceeds from the sale of the shares offered by the selling stockholders hereunder. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

We and the selling stockholders may sell the securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents, and any fees, conversions, or discount arrangements will be set forth in the applicable prospectus supplement accompanying this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “SSTI.” On July 24, 2018, the last reported sale price of our common stock was $42.27 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 27, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $50,000,000.00. In addition, under this shelf process, the selling stockholders to be named in a supplement to this prospectus may, from time to time, offer and sell up to 3,273,847 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities we or the selling stockholders may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any selling stockholder, agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or any selling stockholder or to which we or any selling stockholder have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

ii

SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, references in this prospectus to “ShotSpotter,” “the Company,” “we,” “us,” “our” and similar references refer to ShotSpotter, Inc. and its wholly-owned subsidiaries.

Company Overview

We are the leader in gunshot detection solutions that help law enforcement officials and security personnel deter and prevent to gun violence. We offer our software solutions on a SaaS-based subscription model to customers around the world, with current customers located in the United States and South Africa. Our public safety solution, ShotSpotter Flex, is deployed in urban, high-crime areas to help deter gun violence by accurately detecting and locating gunshots and sending near real-time alerts to law enforcement. Our security solutions, SST SecureCampus and ShotSpotter SiteSecure, are designed to help law enforcement and security personnel serving universities, corporate campuses and key infrastructure and transportation centers mitigate risk and enhance security by notifying authorities and first responders of an active-shooter event almost immediately.

Our solutions consist of our highly-specialized, cloud-based software integrated with our proprietary, internet-enabled sensors and communication networks. The speed and accuracy of our solutions enable rapid response by law enforcement and security personnel, increase the chances of apprehending the shooter, aid in evidentiary collection and can serve as an overall deterrent. When a potential gunfire incident is detected by our sensors, our software precisely locates where the incident occurred. An alert containing critical information about the incident is transmitted directly to subscribing law enforcement or security personnel through any internet-connected computer and to iPhone® or Android mobile devices.

For gunshots occurring outdoors, our software transmits the validated sensor data along with a recorded digital file of the triggering sound to our Incident Review Center, or IRC, where our trained acoustic experts are on duty 24 hours a day, seven days a week, 365 days a year to screen and confirm actual gunfire incidents. Our acoustic experts can supplement alerts with additional tactical information, such as the potential presence of multiple shooters or the use of high-capacity weapons. For outdoor gunshot incidents reviewed by our IRC, alerts are typically sent within 45 seconds of the gunfire incident.

We generate annual subscription revenues from the deployment of our public safety solution on a per-square-mile basis. As of March 31, 2018 we had 79 public safety customers with coverage areas of approximately 550 square miles in 90 cities and municipalities across the United States, including three of the ten largest cities in the United States. As of March 31, 2018, we had eight security customers covering nine higher-education campuses, seven of which had their solutions fully-deployed on eight campuses.

Our mission is to help prevent and reduce the societal costs of gun violence in order to create safer and more vibrant communities. Our inspiration comes from our principal founder, Dr. Bob Showen, who believes that the highest and best use of technology is to promote social good. We are committed to developing comprehensive, respectful and engaged partnerships with law enforcement agencies, elected officials and communities focused on making a positive difference in our society.

Corporate Information

We were formed as ShotSpotter, Inc., a California corporation, in 2001 and reincorporated as ShotSpotter, Inc., a Delaware corporation, in 2004. We run our operations through ShotSpotter, Inc. as well as through ShotSpotter (Pty) Ltd., our wholly-owned subsidiary based in South Africa. We also do business as “SST” pursuant to a registered trade name.

Our principal executive offices are located at 7979 Gateway Boulevard, Suite 210, Newark, California 94560 and our telephone number is (510) 794-3100. Our common stock is listed on the Nasdaq Capital Market under the symbol “SSTI.” Our corporate website address is www.shotspotter.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus.

ShotSpotter, SST, the ShotSpotter logo and other trade names, trademarks or service marks of ShotSpotter appearing in this prospectus are the property of ShotSpotter, Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•

a requirement to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•	reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	no requirement to seek nonbinding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of some or all of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) December 31, 2022, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. We have taken advantage of some reduced reporting requirements in our public filings. Accordingly, the information that we provide stockholders may be different than the information you receive from other public companies in which you hold stock. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our stock price.

As noted above, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of delayed adoption of new or revised accounting standards and, therefore, we will be subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, up to a total aggregate offering price of $50,000,000.00 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. In addition, the selling stockholders to be named in a supplement to this prospectus may offer or sell, from time to time, up to 3,273,847 shares of our common stock. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•

conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We or the selling stockholders may sell the securities directly to investors or through underwriters, dealers or agents. We and the selling stockholders, and our or their agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling stockholders do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us or the selling stockholders.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Stock. We may issue shares of our common stock from time to time. The selling stockholders may offer shares of our common stock to the extent such shares were issued and outstanding, or issuable upon exercise or conversion of securities issued and outstanding, prior to the original date of filing of the registration statement to which this prospectus relates. Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders and does not have cumulative voting rights. Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future. In this prospectus, we have summarized certain general features of our common stock under the heading “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Any convertible preferred stock we may issue will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, rights, preferences and privileges of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under the heading “Description of Capital Stock—Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. From time to time, we may issue debt securities in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture(s) and any supplemental indentures that contain the terms of the debt securities. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.

Warrants. We may issue warrants for the purchase of common stock, preferred stock or debt securities, in one or more series, from time to time. We may issue warrants independently or in combination with common stock, preferred stock or debt securities. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our most recent Quarterly Report on Form 10-Q, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Quarterly Report on Form 10-Q and the section titled “Business” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•	our ability to continue to increase revenues, secure customer renewals and expand coverage areas of existing public safety customers;

•	our ability to continue to add new customers for our public safety and security solutions;

•	the effects of increased competition as well as innovations by new and existing competitors in our market;

•	our ability to grow both domestically and internationally;

•	our ability to effectively manage or sustain our growth;

•	our ability to maintain, or strengthen awareness of, our solutions and our reputation;

•	potential acquisitions and integration of complementary business and technologies;

•	perceived or actual integrity, reliability, quality or compatibility problems with our solutions, including those related to unscheduled downtime or outages;

•	our ability to achieve and maintain service level standards (SLAs) in our customer contracts, including those SLAs we voluntarily increased in early 2018;

•	our reliance on third party providers to support our solutions;

•	statements regarding future revenues, hiring plans, expenses, capital expenditures, capital requirements and stock performance;

•	our ability to attract and retain qualified employees and key personnel and further expand our overall headcount;

•	our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business both in the United States and internationally;

•	our ability to maintain, protect and enhance our intellectual property;

•	costs associated with defending intellectual property infringement and other claims;

•	potential acquisitions and integration of complementary business and technologies; and

•	the future trading prices of our common stock and the impact of securities analysts’ reports on these prices.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,”

“would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges for each of the periods in the table below and, accordingly, we have not included a ratio of earnings to fixed charges for these periods. The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical consolidated financial statements, including the notes to those consolidated financial statements, incorporated by reference in this prospectus.

	Year Ended December 31,			Three Months Ended March 31,
(in thousands, except ratios)	2015	2016	2017	2018
				(unaudited)
Deficiency of earnings available to cover fixed charges	$(6,191)	$(6,860)	$(9,820)	$(1,191)

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, to fund research and development of our technology, acquire or invest in businesses, products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus, and for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States.

We will not receive any proceeds from the sale of shares of our common stock by any selling stockholder.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

Under our amended and restated certificate of incorporation we are authorized to issue up to 500,000,000 shares of common stock, par value $0.005 per share, and 20,000,000 shares of preferred stock, par value $0.005 per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of June 30, 2018, we had outstanding 10,759,719 shares of common stock.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to amending our amended and restated bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction.

Dividends

Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose on a non-cumulative basis.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action, or make the removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

Our board of directors will fix the designations, voting powers, rights, preferences and privileges of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The Delaware General Corporation Law, or DGCL, which is the law of the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our amended and restated certificate of incorporation if the amendment would change the par value, the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be, or, unless the amended and restated certificate of incorporation provided otherwise, the number of authorized shares of the class. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Registration Rights

Certain holders of shares of our common stock have the right to demand that we file a registration statement or request that we cover their shares by a registration statement that we otherwise file, as described below. The shares held by holders with these rights are collectively referred to herein as registrable securities.

Demand Registration Rights

The holders of a majority of the registrable securities then outstanding have the right to make up to two demands that we file a registration statement under the Securities Act covering the registration of all or a portion of the registrable securities then outstanding and with an anticipated aggregate offering price of at least $10.0 million, net of underwriting discounts and expenses, subject to specified exceptions.

Piggyback Registration Rights

If we register any securities for public sale, the holders of our registrable securities then outstanding will each be entitled to notice of the registration and will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement, provided that the registration does not include shares of any other selling stockholder. If the registration does not include shares of any other selling stockholder, any or all of the registrable securities may be excluded from such registration.

Registration on Form S-3

In addition, the holders have the right to demand that we file registration statements on Form S-3; provided, that at least 10% of the registrable securities then outstanding make the demand request and the aggregate amount of securities to be sold under the registration statement is at least $3.0 million, net of underwriting discounts and commissions. We are not obligated to effect a demand for registration on Form S-3 by holders of our registrable securities more than twice during any 12-month period. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Other Provisions

We will pay all expenses relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, subject to specified conditions and limitations. The investors’ rights agreement contains customary cross-indemnification provisions, pursuant to which we must indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they must indemnify us for material misstatements or omissions in the registration statement attributable to them. The demand, piggyback and Form S-3 registration rights described above will terminate upon the earlier of the following to occur: (i) such time in which the holder of registrable securities holds one percent or less of our common stock and all registrable securities held by such holder (and together with any affiliate of the holder with whom such holder must aggregate its sales under Rule 144 of the Securities Act) can be sold in any three-month period without registration in compliance with Rule 144 of the Securities Act or (ii) after the consummation of a “deemed liquidation event”, as described and defined in our amended and restated certificate of incorporation, as amended from time to time.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the entity or person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

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permit our board of directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•	provide that our board of directors will be classified into three classes of directors;

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provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least a majority of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors, voting together as a single class;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

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not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

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The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our amended and restated certificate of incorporation will provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action or proceeding commenced by any of our stockholders (including any class action) asserting a breach of fiduciary duty owed, or other wrongdoing, by any director, officer or other employee or our stockholders, (3) any action or proceeding commenced by any of our stockholders (including any class action) asserting a claim against us arising pursuant to the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, or (4) any action or proceeding commenced by any of our stockholders (including any class action) asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is P.O. Box 505000, Louisville, Kentucky 40233-5000. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “SSTI.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates listing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants.

General

In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable on exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased on such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable on the exercise of one warrant and the price at which these shares may be purchased on such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable on exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable on exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including:

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments on our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable on exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as listed in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we list in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

On receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable on such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand on us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable on exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the selling stockholders, of up to 3,273,847 shares of our common stock, including 406,148 shares of common stock that we may issue from time to time upon exercise of warrants issued and outstanding prior to the date of the registration statement of which this prospectus forms a part, held by certain selling stockholders. With the exception of the warrant shares, all of the shares were issued and outstanding prior to the date of the registration statement of which this prospectus forms a part. The selling stockholders are former holders, or transferees of former holders, of our preferred stock and common stock originally acquired through several private placements prior to our initial public offering, or in the case of one warrant holder, was an underwriter in our initial public offering that received the warrant as part of its underwriting compensation. All of such shares of preferred stock were converted into shares of our common stock in connection with our initial public offering.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of securities beneficially owned by such selling stockholder that are covered by such applicable prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by, or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or the selling stockholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We or the selling stockholders may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	other than on Nasdaq or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we or the selling stockholders may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or the selling stockholders may sell securities directly or through agents we designate from time to time. We or the selling stockholders will name any agent involved in the offering and sale of securities, and we or the selling stockholders will describe any commissions we or the selling stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our or their agent will act on a best-efforts basis for the period of its appointment.

We or the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we or the selling stockholders must pay for solicitation of these contracts in the prospectus supplement.

We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business. In addition, we will indemnify the selling stockholders against certain civil liabilities, including certain liabilities under the Securities Act, and the selling stockholders will be entitled to contribution from us with respect to those liabilities.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ShotSpotter, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference herein in reliance upon the reports of Baker Tilly Virchow Krause, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including ShotSpotter, Inc. The address of the SEC website is www.sec.gov.

We maintain a website at www.shotspotter.com. Information contained in or accessible through our website does not constitute a part of this prospectus and will not be deemed to be incorporated by reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-38107. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 28, 2018;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 20, 2018;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 10, 2018;

•	our Current Reports on Form 8-K filed with the SEC on February 8, 2018, April 9, 2018, April 26, 2018, and May 31, 2018 to the extent the information in such reports is filed and not furnished; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 2, 2017, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02, Item 4.01 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to ShotSpotter, Inc., Attn: Alan Stewart, Corporate Secretary, 7979 Gateway Blvd., Suite 210, Newark, California, 94560; telephone: (510) 794-3100.

385,539 Shares

Common Stock

PROSPECTUS SUPPLEMENT

JMP Securities

            , 2019